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                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     This Amendment No. 1 to Agreement and Plan of Merger (the "Amendment") is effective as of November 30, 1995, by and among BFMA Holding Corporation, a Delaware corporation ("Parent"), BFMA Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of the Parent ("Newco"), and Marietta Corporation, a New York corporation (the "Company"), and amends the Agreement and Plan of Merger (the "Agreement"), dated as of August 26, 1995, by and among Parent, Newco and the Company.


                             W I T N E S S E T H :
                             --------------------

     WHEREAS, Parent, Newco and the Company wish to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, for and in consideration of the covenants and agreements set forth herein and in the Agreement, it is mutually agreed as follows:

1.   Defined Terms.  Unless otherwise defined herein, capitalized terms used
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herein shall have the meanings ascribed to them in the Agreement.

2.   Amendments.
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     a.  Section 9.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

         (b) By the Parent giving written notice to the Company if, without fault on the part of the Parent or its Affiliates, the Closing does not occur prior to January 31, 1996, unless the Proxy Statement has not been mailed prior to January 11, 1996 in which case such date shall be extended to a date 20 days after the date of mailing of the Proxy Statement but not later than February 15, 1996.

     b. Section 9.1(f) of the Agreement is hereby amended and restated in its entirety as follows:

         (f) By the Company giving written notice to the Parent if, without fault on the part of the Company or its officers or Affiliates, the Closing does not occur prior to January 31, 1996, unless the Proxy Statement has not been mailed prior to January 11, 1996 in which case such date shall be extended to a date 20 days after the date of mailing of the Proxy Statement but not later than February 15, 1996.
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     c.  Section 9.3(b)(ii) of the Agreement is hereby deleted.

     d. Section 9.3(c) of the Agreement is hereby amended and restated in its entirety as follows:

         (c) If the Agreement is terminated as a result of (i) Sections 9.3(b)(i) or (b)(iii), the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $250,000, (ii) Sections 9.3(b)(iv) through (b)(vi), the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $600,000, and (iii) Sections 9.3(b)(vii) or
     (b)(viii), the Company shall pay immediately to an account designated by the Parent in immediately available funds an amount equal to $1,250,000.

3.   Continuing Effect of the Agreement.  Except as expressly modified herein,
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the terms and provisions in the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.   Fees and Expenses.  Each party hereto shall pay its own fees and expenses
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relating to the negotiation, preparation and consummation of this Amendment.

5.   Counterparts.  This Amendment may be executed by all parties hereto in one
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or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

6.   Governing Law.  This Amendment shall be construed in accordance with, and
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governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Any legal action, suit or proceeding arising out of or relating to this Amendment may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


                                BFMA HOLDING CORPORATION

                                   /s/ Barry W. Florescue
                                By:____________________________
                                   Barry W. Florescue, President


                                BFMA ACQUISITION CORPORATION

                                   /s/ Barry W. Florescue
                                By:____________________________
                                   Barry W. Florescue, President


                                MARIETTA CORPORATION

                                   /s/ Stephen D. Tannen
                                By:____________________________
                                    Stephen D. Tannen, President


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